Exhibit 99.1

FOR IMMEDIATE RELEASE

J. ALEXANDER’S HOLDINGS, INC.

PROVIDES BUSINESS UPDATE

NASHVILLE, TN, February 9, 2021 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the Company), owner and operator of J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and other restaurants, today provided an update on its business and its strategic evaluation.

Business Update

As mentioned in its business update on December 14, 2020, the Company was impacted during its fourth quarter of fiscal 2020 by a second wave of required dining room closures and increased capacity restrictions in certain of the markets in which it operates arising from the novel coronavirus pandemic (COVID-19). As a result of those capacity constraints, the Company experienced downward trends in its sales recovery experience during the fourth quarter of 2020. As previously stated, the Company’s sales were nearly 90% and 80% of prior year sales for the months of October and November 2020, respectively. For December 2020, which consisted of six weeks, sales were slightly higher than 80% of prior year. However, when excluding the additional week in December 2020 the sales replacement figure was approximately 65% .

Although restrictions on indoor dining continue to be fluid in many of the locations in which the Company operates, capacity restrictions began to ease in late December 2020 and January 2021, resulting in more favorable results for the first period of fiscal 2021. In January 2021, sales were just under 75% of 2020’s January sales and nearly 78% of January sales in 2019. Further, management estimates that these metrics would have been approximately two to three percentage points higher for January 2021 but were impacted by the fact that New Year’s Eve week was included in both January of 2020 and 2019 but not in January of 2021. This represents a 10% - 15% improvement over the December sales recovery rate.

As of February 7, 2021, the Company is operating at approximately 60% capacity of available seats across its 46 locations, and anticipates that capacity to increase over the remaining weeks of February as additional restrictions are eased. Additionally, the Company continues to offer a robust carryout menu at each of its locations, with off-premise sales averaging approximately $850,000 weekly in the last month of fiscal 2020.

The Company estimates that, excluding the impact of the $10,000,000 voluntary repayment of outstanding borrowings in October 2020, it generated approximately $370,000 per week in positive cash flow for the fourth quarter of 2020 (which contained 14 weeks due to fiscal 2020 being a 53-week fiscal year). When factoring in the $10,000,000 voluntary repayment of outstanding borrowings, the Company estimates that the weekly cash burn rate for the fourth quarter of 2020 was approximately $344,000. The Company continues to believe that, at current business levels, it will have adequate liquidity for fiscal 2021 from cash on hand and available borrowings.

Mark A. Parkey, President and Chief Executive Officer of J. Alexander’s Holdings, Inc. stated, “We are encouraged by the progress that we’ve seen over the first few weeks of 2021, and we’re excited by the upcoming opening of our first ground-up build of a Redlands Grill restaurant, which is set to open on March 29, 2021 in the La Cantera Heights area of San Antonio, TX.” The Company is also set to open a new J. Alexander’s restaurant in Madison, AL, a suburb of Huntsville, in the fourth quarter of fiscal 2021.

As of February 7, 2021, the Company’s cash on hand totaled approximately $11.5 million. The Company is not providing guidance for fiscal 2021 in light of the ongoing pandemic, current uncertain consumer environment, uncertainty concerning government restrictions on restaurant capacity and current market and economic conditions.

Strategic Alternatives Evaluation

Executive Chairman of the Board of Directors of J. Alexander’s Holdings, Inc., Lonnie J. Stout II, commented, “We are heartened by the strength and resilience of our business and appreciate the efforts of our team members and the loyalty of our guests during these challenging times. Our Board and management team remain committed to completing our previously announced review of strategic alternatives. We will pursue completing that process prudently this year, as our restaurants move toward reopening at full capacity and the results of our business reflect our potential. We believe that this path will allow us to maximize the Company’s full and fair value for our shareholders.”

The Company does not intend to provide periodic updates as to the status of the evaluation process unless or until it determines that further disclosure is appropriate or necessary.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently operates 46 restaurants in 16 states. The Company has its headquarters in Nashville, TN.

For additional information, visit www.jalexandersholdings.com

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future, including the impact of the COVID-19 pandemic on our operations, reopening restaurants at increased capacity, our sales, off-premise sales, cash needs, liquidity, financial results, our ability to manage through the COVID-19 pandemic and emerge in a strong position and evaluation of strategic alternatives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and other events and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the health and financial effects of the COVID-19 pandemic; government restrictions on indoor and outdoor dining and the Company’s ability to reopen its restaurants for in-person dining at normal capacities, and thereafter to reestablish and maintain satisfactory guest count levels and maintain or increase sales and operating margin in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the Company’s ability to obtain access to additional capital as needed; the Company’s ability to comply with financial covenants under its loan agreement with its lender and to access available borrowing capacity; the impact of any impairment of our long-lived assets, including tradename; the Company’s ability to defer lease or contract payments or otherwise obtain concessions from landlords, vendors and other parties in light of the impact of the COVID-19 pandemic; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; completion of our financial statement audit and confirmation of preliminary sales results; changes in laws, including possible changes in the federal minimum wage rates; the Company’s evaluation of strategic alternatives; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020, as amended on April 17, 2020, and subsequent filings, including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

J. Alexander’s Holdings, Inc.

Jessica Hagler

Chief Financial Officer

(615) 269-1900